UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 12, 2009
GLG Partners, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33217	20-5009693

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
399 Park Avenue, 38th Floor
New York, New York 10022
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 224-7200
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 12, 2009, GLG Partners, Inc. (the “Company”) issued two press releases related to the Company’s offering of convertible subordinated notes due 2014 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in offshore transactions pursuant to Regulation S under the Securities Act and to accredited investors in transactions exempt from registration under the Securities Act. The Notes will bear interest at a rate of 5.00% per year and will rank junior in right of payment to all of the Company’s existing and future senior indebtedness. The sale of the Notes is expected to close on May 15, 2009, subject to effectiveness of the amendment to the credit agreement, closing of the loan repurchases and other customary closing conditions.
     A copy of the Company’s two press releases both dated May 12, 2009 are filed herewith as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.
     The securities offered have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	First Press Release of the Company dated May 12, 2009.

99.2	Second Press Release of the Company dated May 12, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLG PARTNERS, INC.
By:	/s/ Alejandro San Miguel
Alejandro San Miguel
General Counsel & Corporate Secretary

Date: May 13, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	First Press Release of the Company dated May 12, 2009.

99.2	Second Press Release of the Company dated May 12, 2009.

4